UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2009
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
     On June 28, 2009, Encore Energy Partners LP (“ENP”) and Encore Energy Partners Operating LLC (“OLLC”), a wholly owned subsidiary of ENP, entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with Encore Operating, L.P. (“Encore Operating”), a wholly owned subsidiary of Encore Acquisition Company (“EAC”), which provides for the acquisition by OLLC from Encore Operating of certain oil and natural gas producing properties in the Big Horn Basin in Wyoming, the Permian Basin in West Texas and New Mexico, and the Williston Basin in Montana and North Dakota for $190 million in cash, subject to customary purchase price adjustments. The transaction is also conditioned on ENP obtaining satisfactory financing to complete the purchase. The acquisition will be effective April 1, 2009 and is expected to close in August 2009.
     The acquired properties are comprised of shallow-declining mature assets located in the Big Horn Basin in Wyoming, the Permian Basin in West Texas and New Mexico, and the Williston Basin in Montana and North Dakota. The properties have estimated total proved reserves of approximately 12.4 million barrels of oil equivalent (“BOE”), 93 percent of which are proved developed producing and 84 percent of which are oil. The properties currently produce 2,129 BOE per day, and such properties are estimated to have a total reserve-to-production ratio of approximately 16.0 years. These properties will be 96 percent operated by ENP.
     Acquisition Parameters

	Big Horn	Permian	Williston
	Basin	Basin	Basin	Total
Daily production (BOE/D)	729	885	515	2,129
Total proved reserves (million BOE)	4.3	5.5	2.5	12.4
Percentage proved developed producing	100%	91%	85%	93%
Percentage oil	100%	69%	90%	84%
Reserve-to-production ratio (in years)	16.4	17.1	13.4	16.0
     The transaction is expected to be immediately accretive to ENP’s distributable cash flow per unit and is expected to be approximately 8 to 11 percent accretive to its distribution per unit at a 1.1 times coverage ratio for 2010.
     The Board of Directors of ENP’s general partner approved the acquisition based on a recommendation from its Conflicts Committee, which consists entirely of independent directors.
     Each of the parties to the Purchase and Sale Agreement is a direct or indirect subsidiary of EAC. As a result, certain officers of EAC serve as officers and/or directors of more than one of such entities. EAC and its affiliates, including Encore Operating, own 20,924,055 of ENP’s outstanding common units, or approximately 58 percent. EAC, through its indirect ownership of ENP’s general partner, also holds all 504,851 general partner units in ENP.
     This report contains only a summary of certain provisions of the Purchase and Sale Agreement. The summary does not purport to be a complete summary of the Purchase and Sale Agreement and is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On June 29, 2009, ENP issued a press release announcing, among other things, that it has entered into the Purchase and Sale Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     The press release includes forward-looking statements, which give ENP’s current expectations or forecasts of future events based on currently available information. Forward-looking statements in the press release relate to, among other things, estimated reserves and production, estimated reserve-to-production ratios, decline rates, expected accretion to distributable cash flow per unit, expected distributions, expected margins, expected benefits from derivative contracts, expected risks related to the acquisition (including the risk of nonconsummation), the expected closing of the transaction and the anticipated benefits therefrom, and any other statements that are not historical facts. The assumptions of management and the future performance of ENP are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect ENP’s business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; ENP’s ability to find, acquire, market, develop, and produce new properties; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith and the ability of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in ENP’s assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of ENP’s properties; diversion of management’s attention from existing operations while pursuing acquisitions or integrating acquired businesses or properties; availability of capital; the ability of lenders and derivative counterparties to fulfill their commitments; the strength and financial resources of ENP’s competitors; regulatory developments; environmental risks; uncertainties in the capital markets; general economic and business conditions (including the effects of the worldwide economic recession); industry trends; and other factors detailed in ENP’s most recent Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. ENP undertakes no obligation to publicly update or revise any forward-looking statements.
     The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.
     ENP has entered into additional commodity derivative contracts on proved developed producing volumes for 2010 through 2012. The following tables summarize ENP’s open commodity derivative contracts as of June 29, 2009:
Oil Derivative Contracts (a), (b)

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)

June — Dec. 2009	3,130	$110.00	440	$97.75	1,000	$68.70

2010	880	80.00	440	93.80	760	75.43
	2,000	75.00	1,000	77.23	250	65.95
	760	67.00	—	—	—	—

2011	1,880	80.00	1,440	95.41	760	78.46
	1,000	70.00	—	—	250	69.65
	760	65.00	—	—	—	—

2012	500	70.00	500	82.05	210	81.62
	1,510	65.00	250	79.25	1,050	75.86
Natural Gas Derivative Contracts (a)

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)

June — Dec. 2009	3,800	$8.20	3,800	$9.83	—	$—
	3,800	7.20	—	—	—	—
	1,800	6.76	—	—	—	—

2010	3,800	8.20	3,800	9.58	5,452	6.20
	4,698	7.26	—	—	550	5.86

2011	3,398	6.31	—	—	7,952	6.36
	—	—	—	—	550	5.86

2012	898	6.76	—	—	5,452	6.26
	—	—	—	—	550	5.86

(a)	Oil prices represent NYMEX WTI monthly average prices, while natural gas prices represent various price points.

(b)	In order to partially finance the cost of premiums on certain purchased floors, ENP may sell floors with a strike price below the strike price of the purchased floor, thereby entering into a floor spread. In the above table, the purchased floor component of these floor spreads are shown net and included with ENP’s other floor contracts. In addition to the floor contracts shown for 2009, ENP has a floor contract for 1,000 Bbls/D at $63.00 per Bbl and a short floor contract for 1,000 Bbls/D at $65.00 per Bbl.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

2.1	Purchase and Sale Agreement, dated June 28, 2009, by and among Encore Energy Partners LP, Encore Energy Partners Operating LLC, and Encore Operating, L.P.

99.1	Press Release dated June 29, 2009 regarding the acquisition of properties from Encore Acquisition Company and increase in distribution.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP
	By:	Encore Energy Partners GP LLC, its general partner
Date: June 29, 2009	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated June 28, 2009, by and among Encore Energy Partners LP, Encore Energy Partners Operating LLC, and Encore Operating, L.P.
99.1	Press Release dated June 29, 2009 regarding the acquisition of properties from Encore Acquisition Company and increase in distribution.